Exhibit 99.2

Statements of Revenues and Direct Operating Expenses of the

Holstein Field Working Interest to be Acquired

Following are the audited Statements of Revenues and Direct Operating Expenses of the Holstein Field oil and gas working interest to be acquired from Shell Offshore Inc. (“Shell”), a wholly owned subsidiary of Royal Dutch Shell plc., for each of the three years ended December 31, 2011, 2010 and 2009 and the unaudited interim Statements of Revenues and Direct Operating Expenses for the six month periods ending June 30, 2012 and 2011. Complete financial and operating information related to the Holstein Field working interest, including balance sheet and cash flow information, are not presented because the working interest to be acquired was not accounted for as a separate subsidiary or division of Shell and complete financial statements are not available.

Page
Report of Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest (as described in Note 1) for the years ended December 31, 2011, 2010 and 2009	3
Notes to Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest (as described in Note 1)	4
Supplementary Oil and Gas Disclosures	6
Unaudited Interim Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest (as described in Note 1) for the six months ended June 30, 2012 and 2011	9
Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of the Holstein Field Working Interest (as described in Note 1)	10

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Plains Exploration & Production Company:

In our opinion, the accompanying statements of revenues and direct operating expenses (the “financial statements”) present fairly, in all material respects, the revenues and direct operating expenses of certain oil and gas properties of Shell Offshore Inc. (the “Holstein Field working interest”) for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America, using the basis of presentation described in Note 1. These financial statements are the responsibility of Plains Exploration & Production Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements reflect the revenues and direct operating expenses of the Holstein Field working interest using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Holstein Field working interest.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 19, 2012

Statements of Revenues and Direct Operating Expenses of the

Holstein Field Working Interest (as described in Note 1)

	Year Ended December 31,
	2011	2010	2009
	(in thousands)
Revenues	$218,837	$234,357	$296,504
Direct operating expenses	(40,099)	(38,260)	(38,952)

Revenues in excess of direct operating expenses	$178,738	$196,097	$257,552

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Notes to Statements of Revenues and Direct Operating Expenses of the

Holstein Field Working Interest (as described in Note 1)

(1) — Basis of Presentation

On September 7, 2012, Plains Exploration & Production Company (“PXP”) entered into a purchase and sale agreement (the “PSA”) to acquire from Shell Offshore Inc. (“Shell”), a wholly owned subsidiary of Royal Dutch Shell plc., its working interest in the BP Exploration & Production Inc.-operated Holstein Field (Shell’s working interest is 50%) in the deepwater Gulf of Mexico (the “Holstein Field working interest”) for a total of $560 million in cash, subject to customary purchase price adjustments. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. The parties expect that the transaction will close on November 30, 2012, and will be effective as of October 1, 2012.

The accompanying audited statements include revenues from oil (including condensate and gas liquids) and gas production and direct operating expenses associated with the Holstein Field working interest. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Holstein Field working interest including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Holstein Field working interest in the accounting records of Shell. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Holstein Field working interest had it been a PXP property due to the differing size, structure, operations and accounting policies of Shell and PXP. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that PXP will incur upon the allocation of the purchase price paid for the Holstein Field working interest. Furthermore, no balance sheet has been presented for the Holstein Field working interest because the acquired properties were not accounted for as a separate subsidiary or division of Shell and complete financial statements are not available, nor has information about the Holstein Field working interest’s operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Holstein Field working interest are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Holstein Field working interest on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of Shell. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying statements include the sale of oil and gas, net of royalties. Shell recognizes revenues when the significant risks and rewards of ownership have been transferred, which is when title passes to the customer. Oil and gas revenues included in these statements are recorded on the entitlements method, under which revenues are based on the volumes to which Shell is entitled by ownership interest. There were no significant imbalances with other revenue interest owners during the years ended December 31, 2011, 2010 and 2009.

During 2011, sales to Shell Trading US Company, JP Morgan Ventures Energy Corporation and Mercuria Energy Trading accounted for approximately 44%, 36% and 14%, respectively, of the Holstein Field working interest’s total revenues. During 2010, sales to Sempra Energy Trading LLC, Shell Trading US Company and Chevron Products Company accounted for approximately 60%, 20% and 12%, respectively, of the Holstein Field working interest’s total revenues. During 2009, sales to Sempra Energy Trading and ConocoPhillips Company accounted for approximately 50% and 41%, respectively, of the Holstein Field working interest’s total revenues. During such period, no other purchaser accounted for more than 10% of the total revenues. The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely that the loss of any single significant customer or contract would materially affect the Holstein Field working interest in the long-term as such purchasers could be replaced by other purchasers under contracts with similar terms and conditions.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Holstein Field working interest. The direct operating expenses include lease operating, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

(3) — Related Party Transactions

A portion of the Shell production from the Holstein Field working interest was sold to wholly owned Shell affiliates at current market prices. Shell affiliates accounted for approximately 46%, 24% and 6% of total revenue in 2011, 2010 and 2009, respectively. Any margins earned by such Shell affiliates are excluded from the accompanying financial statements.

(4) — Contingencies

The activities of the Holstein Field working interest may become subject to potential claims and litigation in the normal course of operations. PXP does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Holstein Field working interest.

(5) — Subsequent Events

PXP has evaluated subsequent events through October 19, 2012, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded no events need to be reported during this period.

Supplementary Oil and Gas Disclosures (Unaudited)

Supplemental reserve information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for each of the three years in the period ended December 31, 2011 attributable to the Holstein Field working interest. All of the reserves are located in the United States. The following table sets forth certain information with respect to the reserves attributable to the Holstein Field working interest for 2011, 2010 and 2009. The reserve disclosures are based on reserve studies prepared in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Holstein Field working interest. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Holstein Field working interest and any adjustments in the projected economic life of such property resulting from changes in product prices.

In December 2008, the SEC issued its final rule, Modernization of Oil and Gas Reporting, which was first effective for reporting reserve information as of December 31, 2009. In January 2010, the Financial Accounting Standards Board issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. Under the SEC’s final rule, prior period reserves were not restated.

Estimated quantities of oil, NGL and gas reserves

The following table sets forth certain data pertaining to the Holstein Field working interest’s proved, proved developed and proved undeveloped reserves for each of the three years in the period ended December 31, 2011.

	Oil (MBbl)	NGL (MBbl)	Gas (MMCF)	Total (MBOE)
2011
Proved Reserves
Beginning balance	27,570	3,130	20,130	34,055
Revision of previous estimates	(1,037)	(119)	(784)	(1,287)
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	—	—	—	—
Purchase of reserves in-place	—	—	—	—
Sale of reserves in-place	—	—	—	—
Production	(2,073)	(208)	(1,664)	(2,558)

Ending balance	24,460	2,803	17,682	30,210

Proved Developed Reserves, December 31	9,500	1,278	7,985	12,109

Proved Undeveloped Reserves, December 31	14,960	1,525	9,697	18,101

2010
Proved Reserves
Beginning balance	31,036	3,439	22,693	38,257
Revision of previous estimates	(91)	(4)	40	(88)
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	—	—	—	—
Purchase of reserves in-place	—	—	—	—
Sale of reserves in-place	—	—	—	—
Production	(3,375)	(305)	(2,603)	(4,114)

Ending balance	27,570	3,130	20,130	34,055

Proved Developed Reserves, December 31	11,880	1,540	9,970	15,082

Proved Undeveloped Reserves, December 31	15,690	1,590	10,160	18,973

2009
Proved Reserves
Beginning balance	35,847	4,359	33,708	45,824
Revision of previous estimates	(891)	(610)	(7,135)	(2,690)
Extensions, discoveries and other additions	—	—	—	—
Improved recovery	830	60	370	951
Purchase of reserves in-place	—	—	—	—
Sale of reserves in-place	—	—	—	—
Production	(4,750)	(370)	(4,250)	(5,828)

Ending balance	31,036	3,439	22,693	38,257

Proved Developed Reserves, December 31	15,348	1,848	12,534	19,285

Proved Undeveloped Reserves, December 31	15,688	1,591	10,159	18,972

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved crude oil and gas reserves is presented below:

	December 31,
	2011	2010	2009
	(in thousands)
Future cash inflows	$2,802,805	$2,303,426	$2,020,369
Future development and abandonment costs	(320,916)	(320,166)	(317,666)
Future production expense	(413,053)	(425,315)	(440,755)

Future net cash flows	2,068,836	1,557,945	1,261,948
Discounted at 10% per year	(716,464)	(540,730)	(434,744)

Standardized measure of discounted future net cash flows	$1,352,372	$1,017,215	$827,204

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2009 and subsequent periods are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. The estimates at the beginning of 2009 were not required to be restated and reflect estimates using 2008 year-end prices. These prices are held constant throughout the life of the properties, except where such guidelines permit alternate treatment. The realized sales prices used in the reserve reports as of December 31, 2011, 2010 and 2009 were $106.15, $76.41 and $58.47 per barrel of oil, respectively, and $52.63, $40.21 and $39.10 per barrel of NGL, respectively, and $3.76, $4.06 and $3.66 per MCF of gas, respectively.

3.	The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the year presented and held constant throughout the life of the properties.

As described in Note 1, these Statements of Revenue and Direct Operating Expenses do not include income tax expense or balance sheet information, therefore income tax and capital expenditure estimates were omitted from the Standardized Measure of Discounted Future Net Cash Flows calculation. The principal sources of changes in the Standardized Measure of Discounted Future Net Cash Flows for each of the three years in the period ended December 31, 2011, are as follows:

	December 31,
	2011	2010	2009
	(in thousands)
Balance, beginning of year	$1,017,215	$827,204	$613,578
Sales, net of production expenses	(178,738)	(196,097)	(257,552)
Net change in sales and transfer prices, net of production expenses	558,740	321,971	442,844
Improved recovery, net of costs	—	—	21,153
Changes in estimated future development costs	9,572	(1,773)	58,207
Purchase of reserves in-place	—	—	—
Sales of reserves in-place	—	—	—
Revision of quantity estimates	(147,436)	(6,601)	(103,120)
Accretion of discount	93,019	72,511	52,094

Balance, end of year	$1,352,372	$1,017,215	$827,204

Unaudited Interim Statements of Revenues and Direct Operating Expenses of the

Holstein Field Working Interest (as described in Note 1)

For the Six Months Ended June 30, 2012 and 2011

	Six Months Ended June 30,
	2012	2011
	(in thousands)
Revenues	$101,594	$105,441
Direct operating expenses	(19,068)	(19,809)

Revenues in excess of direct operating expenses	$82,526	$85,632

See accompanying notes to the unaudited interim Statements of Revenues and Direct Operating Expenses.

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of the

Holstein Field Working Interest (as described in Note 1)

For the Six Months Ended June 30, 2012 and 2011

(1) — Basis of Presentation

On September 7, 2012, Plains Exploration & Production Company (“PXP”) entered into a purchase and sale agreement (the “PSA”) to acquire from Shell Offshore Inc. (“Shell”), a wholly owned subsidiary of Royal Dutch Shell plc., its working interest in the BP Exploration & Production Inc.-operated Holstein Field (Shell’s working interest is 50%) in the deepwater Gulf of Mexico (the “Holstein Field working interest”) for a total of $560 million in cash, subject to customary purchase price adjustments. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. The parties expect that the transaction will close on November 30, 2012, and will be effective as of October 1, 2012.

The accompanying unaudited statements include revenues from oil (including condensate and gas liquids) and gas production and direct operating expenses associated with the Holstein Field working interest. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Holstein Field working interest including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Holstein Field working interest in the accounting records of Shell. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Holstein Field working interest had it been a PXP property due to the differing size, structure, operations and accounting policies of Shell and PXP. The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which PXP will incur upon the allocation of the purchase price paid for the Holstein Field working interest. Furthermore, no balance sheet has been presented for the Holstein Field working interest because the acquired properties were not accounted for as a separate subsidiary or division of Shell and complete financial statements are not available, nor has information about the Holstein Field working interest’s operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Holstein Field working interest are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

All adjustments, consisting only of normal recurring adjustments that in the opinion of PXP’s management were necessary for a fair statement of the revenues and direct operating expenses for the interim periods, have been reflected. These interim Statements of Revenues and Direct Operating Expenses have been prepared pursuant to the rules and regulations of the SEC regarding interim financial reporting. Accordingly, they do not include all the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the audited Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2011, 2010 and 2009.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Holstein Field working interest on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of Shell. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying statements include the sale of oil and gas, net of royalties. Shell recognizes revenues when the significant risks and rewards of ownership have been transferred, which is when title passes to the customer. Oil and gas revenues included in these statements are recorded on the entitlements method, under which revenues are based on the volumes to which Shell is entitled by ownership interest. There were no significant imbalances with other revenue interest owners during the six month periods ended June 30, 2012 and 2011.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Holstein Field working interest. The direct operating expenses include lease operating, processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

(3) — Related Party Transactions

A portion of the Shell production from the Holstein Field working interest was sold to wholly owned Shell affiliates at current market prices. Shell affiliates accounted for approximately 59% and 48% of total revenue during the six month periods ended June 30, 2012 and 2011, respectively. Any margins earned by such Shell affiliates are excluded from the accompanying financial statements.

(4) — Contingencies

The activities of the Holstein field working interest may become subject to potential claims and litigation in the normal course of operations. PXP does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Holstein Field working interest.

(5) — Subsequent Events

PXP has evaluated subsequent events through October 19, 2012, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded no events need to be reported during this period.